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                                                            Exhibit (d)(4)


                               BERTUCCI'S, INC.

     PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS ON _____________, 1998
          THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS


The undersigned, having received the Notice of Special Meeting of Stockholders and Proxy Statement of Bertucci's, Inc. (the "Company"), hereby appoint(s) _________________ and ___________________, or either of them, proxies for the undersigned, with full power of substitution in each of them, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Company's corporate headquarters located at 14 Audubon Road, Wakefield, Massachusetts at 9:00 a.m. on ______________, 1998, and at any adjournment or postponement thereof, and thereat to vote and act in regard to all matters which may properly come before said meeting (except those matters as to which authority is hereinafter withheld) upon and in respect of all shares of Common Stock of the Company upon or in respect of which the undersigned would be entitled to vote or act and with all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power hereby given) to vote and act as indicated on the reverse.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

The undersigned hereby confer(s) upon said proxies, and each of them, discretionary authority to vote upon any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

Attendance of the undersigned at said meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat his or her intention to vote said shares in person. If a fiduciary capacity is attributed to the undersigned hereon, this proxy will be deemed signed by the undersigned in that capacity.

   PLEASE VOTE, DATE, SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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/X/ PLEASE MARK VOTES         1.  To consider and vote upon a proposal to approve and                  For     Against   Abstain
    AS IN THIS EXAMPLE            adopt the Agreement and Plan of Merger, dated as of                  [  ]     [  ]       [  ]
                                  February 13, 1998, among Bertucci's, Ten  Ideas, Inc.,
                                  a Delaware corporation ("Ten Ideas"), and Ten Ideas
----------------------            Acquisition Corp., a Massachusetts corporation ("Acquisition"), pursuant to which each share of Bertucci's Common Stock,
  BERTUCCI'S, INC.                $0.005 par value per share  ("Bertucci's Common Stock") (other than (i) shares of Bertucci's Common Stock held by Bertucci's or
----------------------            any wholly-owned subsidiary thereof, which will be canceled and retired, (ii) shares of Bertucci's Common  Stock which will be
 RECORD DATE SHARES:              contributed to Ten Ideas by Joseph Crugnale, and (iii) shares of Bertucci's Common Stock owned by any stockholder who has duly perfected his or her appraisal rights pursuant to applicable
                                  Massachusetts law), will be converted into the right to receive
                                  $8.00 in cash. A copy of the Merger Agreement is attached as ANNEX
                                  I to the accompanying Proxy Statement.




                              2.  To transact such other and further business as may properly come before the Special Meeting or any adjournments or
                                  postponements thereof.

                                  Please be sure to sign and date this Proxy.    Date

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                                  Shareholder sign here                Co-owner sign here
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                                  Mark the box at right if an address change or comment has been        /  /
                                  noted on the reverse side of this card.
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